Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-124816 of Credo Petroleum Corporation on Form S-8 of our report, dated January 6, 2006, appearing in this Annual Report on Form 10-K of Credo Petroleum Corporation for the year ended October 31, 2005.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP
January 27, 2006